Exhibit 10.3

LOAN AND SECURITY AGREEMENT

dated as of December 2, 2014

among

TITAN ENERGY WORLWIDE, INC.,

as Borrower,

CERTAIN SUBSIDIARIES OF TITAN ENERGY WORLDWIDE, INC.,

as Guarantors,

and

PTES ACQUISITION CORP.,
as Lender

LOAN AND SECURITY AGREEMENT

This LOAN AND SECURITY AGREEMENT dated as of December 2, 2014, among TITAN ENERGY WORLDWIDE, INC., a Nevada corporation (“Borrower”), Guarantors (as defined below), and PTES ACQUISITION CORP., a Delaware corporation (“Lender”).

RECITALS

A.           Borrower has requested Lender to make available to Borrower term loans in an aggregate principal amount of at least Two Million Nine Hundred Thousand Dollars ($2,900,000); and

B.           Lender is willing to make these term loans on the terms and conditions set forth in this Agreement.

Article I.
DEFINITIONS AND ACCOUNTING TERMS

Section 1.01         Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Act” has the meaning specified in Section 9.15.

“Additional Term Loan” means any additional term loans made pursuant to Section 2.01 after the Closing Date.

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, “controls” or is “controlled by” or is “under common control with” the Person specified.

“Agreement” means this Loan and Security Agreement.

“Applicable Rate” means the rate equal to ten percent (10%) per annum.

“Bankruptcy Code” means the Federal Bankruptcy Code of 1978, Title 11 of the United States Code, as amended from time to time.

“Benefit Plan” means (a) an “employee benefit plan” within the meaning of Section 3(3) of ERISA, (b) a “Plan” within the meaning of Section 4975(e)(1) of the Code, or (c) an entity the underlying assets of which include assets of employee benefit plans or plans as a result of investments by such plans in the entity pursuant to Department of Labor Regulation Section 2510.3-101.

“Borrower” has the meaning specified in the preamble hereto.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in New York City, New York.

“Cash” means all cash in Dollars at any time and from time to time deposited in the Collateral Account to the extent that is not subject to any Liens other than Liens permitted in Section 5.02(b).

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Law, rule, regulation or treaty; (b) any change in any Law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority; or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued, and (ii) all requests, rules, guidelines or directives promulgated by the Bank of International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means any reorganization, recapitalization, consolidation or merger (or similar transaction or series of related transactions) of Borrower or any Subsidiary, sale or exchange of outstanding shares (or similar transaction or series of related transactions) of Borrower or any Subsidiary in which the holders of Borrower or Subsidiary’s outstanding shares immediately before consummation of such transaction or series of related transactions do not, immediately after consummation of such transaction or series of related transactions, retain shares representing more than fifty percent (50%) of the voting power of the surviving entity of such transaction or series of related transactions (or the parent of such surviving entity if such surviving entity is wholly owned by such parent), in each case without regard to whether Borrower or Subsidiary is the surviving entity.

“Closing Date” means the earliest date on which the conditions precedent set forth in Section 3.01 shall have been satisfied or waived in accordance with Section 9.01 of this Agreement.

“Code” means the U.S. Internal Revenue Code of 1986.

“Collateral” has the meaning specified in Section 6.01.

“Collateral Account” means that certain deposit account of Borrower established and maintained by Wells Fargo Bank, N.A., including any subaccount, substitute, successor or replacement account.

“Debt” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP, (a) all obligations of such Person for borrowed money; (b) all direct or contingent obligations of such Person arising under letters of credit, bankers’ acceptances, bank guaranties, surety bonds and similar instruments; (c) net obligations of such Person under any Swap Contract; (d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and not past due); (e) indebtedness secured by a Lien on property owned by such Person (including conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; (f) capital leases and synthetic lease obligations; (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any equity interest in such Person or any other Person; and (h) all Guarantees of such Person in respect of any of the foregoing.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, bankruptcy, moratorium, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions.

“Default” means any event or condition that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

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“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.

“Dollars” and “$” mean the lawful money of the United States.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“Events of Default” has the meaning specified in Section 7.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Facility Documents” means, collectively, this Agreement and each other agreement or instrument executed or delivered in connection herewith or therewith.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, including any supra-national bodies such as the European Union or the European Central Bank.

“Grove” means Grove Power, Inc., a Florida corporation.

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Debt or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, or (b) any Lien on any assets of such Person securing any Debt or other obligation of any other Person, whether or not such Debt or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Debt to obtain any such Lien).

“Guarantors” means, collectively, TESN, Stellar and Grove; and “Guarantor” means, any one of them.

“Guaranty” means, collectively, the Guaranty made by Guarantors under Article VIII in favor of the Lender.

“Indemnitee” has the meaning specified in Section 9.05(b).

“Information” has the meaning specified in Section 9.11.

“Interest Payment Date” means the first Business Day of each calendar quarter, commencing on the first such date to occur after the Closing Date, and the Maturity Date.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of equity interests of another Person, (b) a loan, advance or capital contribution to, guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit or all or a substantial part of the business of, such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Judgment Currency” has the meaning specified in Section 9.14.

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“Law” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loans” has the meaning specified in Section 2.01; and “Loan” means, any one of the Loans.

“Loan Parties” means, collectively, Borrower and each Guarantor; and “Loan Party” means any one of them.

“Margin Stock” means margin stock within the meaning of Regulation U.

“Material Adverse Effect” means (a) a material impairment of the ability of any Loan Party to perform any of its obligations under any of the Facility Documents, (b) a material adverse effect upon the legality, validity, binding effect or enforceability of any provision of any Facility Document, (c) a material adverse change in, or a material adverse effect upon, the business, properties, liabilities (actual or contingent), or condition (financial or otherwise) of any Loan Party or (d) a material adverse change in, a material adverse effect upon, or a material impairment of, (i) the priority of Lender’s security interest in the Collateral or (ii) the rights, remedies and benefits available to, or conferred upon, Lender under any Facility Document or Lender’s ability to foreclose on the Collateral at the times and in the manner contemplated herein, in each case with respect to the foregoing clauses (a) to (d), as determined by Lender in its sole discretion.

“Maturity Date” means, the earlier of: (a) the Stated Maturity Date; and (b) the date on which the Loan is accelerated pursuant to Section 7.01.

“Maximum Lawful Rate” has the meaning specified in Section 2.05.

“Obligations” means the Loan to, and all debts, liabilities, obligations, covenants, indemnifications, and duties of, Borrower and each Loan Party arising at any time and from time to time, whether matured or unmatured, fixed or contingent, liquidated or unliquidated, under any Facility Document, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against Borrower or any Loan Party of any proceeding under any Debtor Relief Laws naming Borrower or any Loan Party as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Organization Documents” means, as applicable, for any Person, such Person’s articles or certificate of incorporation, by-laws, memorandum and articles of association, partnership agreement, trust agreement, certificate of limited partnership, articles of organization, certificate of formation, shareholder agreement, voting trust agreement, operating agreement, subscription agreement, side letters, if any, limited liability company agreement and/or analogous documents.

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“Permitted Liens” means Liens permitted under Section 5.02(b).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Regulation T” means Regulation T issued by the FRB.

“Regulation U” means Regulation U issued by the FRB.

“Regulation X” means Regulation X issued by the FRB.

“Regulatory Event” means (a) any investigation made by any Governmental Authority for violation or breach of Law by any Loan Party, provided that such investigation is both (i) specific to such Loan Party, and (ii) for the material violation or breach of any Law relating to any anti-fraud provisions or any fiduciary duty provisions of any state or Federal securities laws in the United States by such Loan Party, or (b) the revocation, suspension or termination of any license, permit or approval held by any Loan Party that, in the reasonable judgment of Lender, is necessary for the conduct of any such Person’s business.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Responsible Officer” of a Person means its chief executive officer or its chief financial officer (whether or not the Person performing such duties is so designated) or any authorized designee thereof.

“Sanction(s)” means any international economic sanction administered or enforced by the United States government (including OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Set-off Party” has the meaning specified in Section 9.13.

“Stated Maturity Date” means December 2, 2019.

“Stellar” means Stellar Energy Services, Inc., a Minnesota corporation.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Borrower.

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“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, total return swaps, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“TESN” means Titan Energy Systems Northeast, Inc., a Minnesota corporation.

“UCC” means Uniform Commercial Code in effect in the State of New York and any other applicable jurisdiction.

Section 1.02         Times of Day. Unless otherwise specified, all references herein to times of day shall be references to New York time (daylight or standard, as applicable).

Section 1.03         Principles of Construction.

(a)          The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Facility Document), (ii) except to the extent Lender’s consent is required as provided herein, any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Facility Document, shall be construed to refer to such Facility Document in its entirety and not to any particular provision thereof, (iv) all references in a Facility Document to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements, Exhibits and Schedules to, the Facility Document in which such references appear, and (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.

(b)          In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c)          Section headings herein and in the other Facility Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Facility Document.

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(d)          When used herein the terms Accessions, Account, Certificated Securities, Chattel Paper, Commercial Tort Claim, Commodity Account, Commodity Contract, Deposit Account, Document, Electronic Chattel Paper, Equipment, Goods, Instrument, Inventory, Investment Property, Letter-of-Credit Rights, Payment Intangible, Proceeds, Promissory Notes, Securities Account, Security Entitlement, Supporting Obligations and Uncertificated Securities have the meaning provided in Article 8 or Article 9, as applicable, of the UCC. Letter of Credit has the meaning provided in Section 5-102 of the UCC.

Article II.
AMOUNTS AND TERMS OF THE ADVANCES

Section 2.01         The Loan. Subject to the terms and conditions set forth herein, Lender agrees to make a single loan in Dollars to Borrower on the Closing Date in an amount not to exceed $2,900,000 (the “Closing Date Loan”). After the Closing Date, Lender may, in its sole and absolute discretion, make additional term loans to Borrower (each, an “Additional Term Loan” and, together with the Closing Date Loan, the “Loans”). Amounts borrowed hereunder and repaid or prepaid may not be reborrowed.

Section 2.02         Repayment of Loan. Borrower shall repay to Lender on the Maturity Date the principal amount of the Loans outstanding on such date.

Section 2.03         Interest.

(a)          Ordinary Interest. Borrower shall pay interest on the unpaid principal amount of each Loan, from the date of such Loan until such principal amount shall be paid in full, at a rate per annum equal to the Applicable Rate, payable quarterly in arrears on each Interest Payment Date. Interest shall be computed on a year of 360 days and actual days elapsed in the period for which interest is payable. Interest (including the default interest set forth below) shall be due and payable before and after judgment or the commencement of any proceeding under any Debtor Relief Law.

(b)          Default Interest. If any Event of Default shall have occurred, Borrower shall pay interest on the Loan at a rate per annum equal at all times to sixteen percent (16%), payable on demand (and in any event in arrears on the date such amount shall be paid in full).

Section 2.04         Reserved.

Section 2.05         Maximum Interest. In no event shall the interest charged with respect to the Loan or any other obligations of Borrower hereunder exceed the maximum amount permitted under the Laws of the State of New York or of any other applicable jurisdiction. In no event shall the total interest received by Lender exceed the amount which Lender could lawfully have received had the interest been calculated for the full term hereof at the highest rate of interest permitted under any applicable Law to be charged by Lender (the “Maximum Lawful Rate”). If Lender has received interest hereunder in excess of the Maximum Lawful Rate, such excess amount shall be applied to the reduction of the principal balance of the Loan or to other amounts (other than interest) payable hereunder, and if no such principal or other amounts are then outstanding, such excess or part thereof remaining shall be paid to Borrower.

Section 2.06         Prepayments of Loan. Borrower may, upon two (2) Business Days’ notice to Lender, which shall be irrevocable, at any time prepay the outstanding principal amounts of the Loans, in whole or in part.

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Section 2.07         Reserved.

Section 2.08         Increased Costs.

(a)          Increased Costs Generally. If any Change in Law shall have the effect to increase the cost of the Loan to Lender, or to reduce the amount of any sum received or receivable by Lender hereunder (whether of principal, interest or any other amount), or to reduce the rate of return on Lender’s capital or on the capital of Lender’s holding company, if any, as a consequence of this Agreement, then upon request of Lender, Borrower will pay, within 10 days of such request, to Lender such additional amount or amounts as will compensate Lender for such additional costs incurred or reduction suffered.

(b)          Survival. All of Borrower’s obligations under this Section 2.08 shall survive termination of this Agreement and repayment of all other Obligations hereunder.

Section 2.09         Taxes.

(a)          Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Facility Document shall be made without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable Law (as determined in the good faith discretion of Lender) requires the deduction or withholding of any Tax from any such payment by Lender or any Loan Party, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including withholdings or deductions applicable to additional sums payable under this Section 2.09) Lender receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b)          Survival. Borrower’s obligations under this Section 2.09 shall survive any assignment of rights by Lender and the repayment of all other Obligations.

Section 2.10         Illegality. Notwithstanding any other provision herein, if Lender shall notify Borrower that any Law makes it unlawful for Lender to perform its obligations to make or maintain the Loans hereunder, then the obligation of Lender to make or maintain the Loan shall be terminated immediately and the Loans, all interest thereon and all other amounts payable hereunder shall become immediately due and payable.

Section 2.11         Compensation for Losses. Upon demand of Lender from time to time, Borrower shall promptly compensate Lender for and hold Lender harmless from any loss, cost or expense incurred by it as a result of any failure by Borrower to prepay or borrow the Loan on the date or in the amount notified by Borrower (for a reason other than the failure of Lender to make the Loan in breach of its obligation hereunder), including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain the Loans or from fees payable to terminate the deposits from which such funds were obtained. All of Borrower’s obligations under this Section 2.11 shall survive termination of this Agreement and repayment of all other Obligations hereunder. For purposes of calculating amounts payable by Borrower to Lender under this Section 2.11, Lender shall be deemed to have funded the Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not the Loan were in fact so funded.

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Section 2.12         Evidence of Debt.

(a)          The Lender is authorized to record on the grid attached hereto as Exhibit A each Loan made to the Borrower and each payment or prepayment thereof. The entries made by Lender shall be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of Lender to record such payments or prepayments, or any inaccuracy therein, shall not in any manner affect the obligation of Borrower to repay (with applicable interest) the Loans in accordance with their terms.

(b)          No promissory note shall be required to evidence the Loans. Upon the request of Lender, Borrower shall execute and deliver to Lender a promissory note, which shall evidence the Loan in addition to such records.

Section 2.13         Payments and Computations.

(a)          All payments to be made by Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Borrower shall make each payment hereunder not later than 12:00 noon on the day when due in Dollars to Lender in immediately available funds. All payments received by Lender after 12:00 noon shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

(b)          Whenever any payment hereunder would be due on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or any fees, as the case may be.

(c)          All payments (including prepayments and any other amounts received hereunder and payments and amounts received in connection with the exercise of Lender’s rights after an Event of Default) made by or on behalf of Borrower under any Facility Document shall be applied in the following order: (i) to any expenses and indemnities payable by Borrower to Lender; (ii) to any accrued and unpaid interest and fees due; (iii) to principal payments on the outstanding Loan; and (iv) to the extent of any excess, to the payment of all other Obligations.

Article III.
CONDITIONS OF LENDING

Section 3.01         Conditions Precedent. The obligation of Lender to make the Closing Date Loan is subject to satisfaction of the following conditions precedent:

(a)          Lender shall have received each of the following documents, duly executed, each (unless otherwise specified below) dated the Closing Date and in form and substance satisfactory to Lender:

(i)          duly executed counterparts of this Agreement;

(ii)         certified copies of (A) the Organization Documents of each Loan Party, (B) the resolutions of each Loan Party authorizing the Facility Documents and (C) documents evidencing all other necessary company action, governmental approvals and third-party consents, if any, with respect to the Facility Documents;

(iii)        an incumbency certificate of each Loan Party;

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(iv)        certificates evidencing the good standing of each Loan Party; and

(v)         such other assurances, certificates, documents, consents, or opinions as Lender reasonably may require.

The acceptance of the Closing Date Loan shall be deemed to be a representation and warranty by Borrower that the conditions specified in Section 3.01 have been satisfied on and as of the Closing Date.

Article IV.
REPRESENTATIONS AND WARRANTIES

Section 4.01         Representations and Warranties. Each Loan Party represents and warrants to Lender that:

(a)          Such Loan Party (i) is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization, (ii) is duly qualified and in good standing in each other jurisdiction in which the conduct of its business requires it to so qualify or be licensed and where, in each case, failure so to qualify and be in good standing could have a Material Adverse Effect, and (iii) has all requisite company power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

(b)          The execution, delivery and performance by each Loan Party of this Agreement and the other Facility Documents to which such Loan Party is a party (when delivered) and the consummation of the transactions contemplated under the Facility Documents are within its company powers, have been duly authorized by all necessary company action, and do not and will not (i) contravene such Loan Party’s Organization Documents, (ii) contravene any contractual restriction binding on it or require any consent under any agreement or instrument to which it is a party or by which any of its properties or assets is bound, (iii) result in or require the creation or imposition of any Liens upon any property or assets of such Loan Party other than Permitted Liens, or (iv) violate any Law (including, but not limited to, the Securities Act and the Exchange Act and the regulations thereunder) or writ, judgment, injunction, determination or award.

(c)          Except for any filings to perfect Lender’s security interest in the Collateral, no order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption or waiver by, any Governmental Authority or any other third party (except as have been obtained or made and are in full force and effect), is required to authorize, or is required in connection with, (i) the execution, delivery and performance by any Loan Party of any Facility Document, (ii) the granting of the security interest in the Collateral to Lender or (iii) the legality, validity, binding effect or enforceability of any Facility Document.

(d)          Each Loan Party is in compliance with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (i) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (ii) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

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(e)          This Agreement and the other Facility Documents that any Loan Party is party to are and will be legal, valid and binding obligations of such Loan Party enforceable against such Loan Party in accordance with their respective terms in all respects. The security interest in the Collateral granted herein is a valid and binding security interest in the Collateral subject to no other liens or security interests other than Permitted Liens.

(f)          No Default or Event of Default has occurred.

(g)          Borrower is not, and after giving effect to the transactions contemplated under the Facility Documents will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940.

(h)          No part of the proceeds of Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of Regulation T, Regulation U, or Regulation X, as applicable.

(i)          Borrower owns all of the Collateral free and clear of Liens, other than Permitted Liens.

(j)          The Loan is made with full recourse to Borrower and constitutes direct, general, unconditional and unsubordinated Debt of Borrower.

(k)          All information provided or to be provided with respect to Borrower and its Affiliates by or on behalf of Borrower to Lender in connection with the negotiation, execution and delivery of this Agreement and the other Facility Documents or the transactions contemplated hereby and thereby including, but not limited to, any financial statements of Borrower provided to Lender was or will be, on or as of the applicable date of provision thereof, complete and correct in all material respects and did not (or will not) contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading in light of the time and circumstances under which such statements were made.

(l)          Borrower has no Subsidiaries except for TESN, Stellar and Grove.

(m)          Borrower is not a Benefit Plan.

(n)          No Loan Party, nor, to the knowledge of such Loan Party, any director, officer, employee, agent, Affiliate or representative thereof, is an individual or entity currently the subject to any Sanctions, nor is any Loan Party located, organized or resident in a Designated Jurisdiction.

Article V.
COVENANTS OF BORROWER

Section 5.01         Affirmative Covenants. On and after the Closing Date and so long as any Obligations have not been indefeasibly paid in full:

(a)          Existence. Each Loan Party shall preserve renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization.

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(b)          Reporting Requirements. Borrower will furnish to Lender or cause to be furnished to Lender:

(i)          as soon as possible and in any event within two (2) Business Days after Borrower obtains actual knowledge of the occurrence of (A) any Event of Default or Default, or (B) any actual or threatened litigation or other event which, if adversely determined to Borrower, could reasonably be likely to result in a Material Adverse Effect, a statement of a Responsible Officer of Borrower setting forth the details thereof and the action which Borrower has taken and proposes to take with respect thereto; and

(ii)         promptly after request therefor, such other business and financial information respecting the condition or operations, financial or otherwise, of Borrower as Lender may from time to time reasonably request.

(c)          Use of Proceeds. Borrower will use the proceeds of the Closing Date Loan for (i) the full satisfaction of all obligations under that certain Factoring and Security Agreement, dated June 15, 2011, between Borrower and Harborcove Fund I, LP., as amended to date, (ii) the repayment of up to $2,500,000 of Company trade payables, and (iii) working capital and general corporate purposes in the ordinary course of business.

(d)          Payment of Obligations. Each Loan Party shall pay and discharge as the same shall become due and payable, all its obligations and liabilities, including: (i) all taxes, assessments, claims and governmental charges or levies imposed upon it or upon its property; provided, however, that no Loan Party shall be required to pay or discharge any such tax, assessment, claim or charge that is being diligently contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained; (ii) all lawful claims which, if unpaid, would become a Lien on its property; and (iii) all Debt, as and when due and payable.

(e)          Inspection Rights. Each Loan Party shall, at any reasonable time during normal business hours and upon reasonable prior notice, from time to time permit Lender (in each case, subject to Section 9.11) to (i)  discuss the affairs, finances, assets and accounts of such Loan Party with any of such Loan Party’s officers, directors or other representatives and independent certified public accountants and (ii) examine and make copies of and abstracts from their records and books of account, all at the expense of Borrower; provided, however, that after the occurrence of an Event of Default, Lender may do any of the foregoing at the expense of Borrower at any time during normal business hours and without advance notice.

(f)          Compliance with Laws. Each Loan Party shall comply with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (i) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (ii) the failure to comply therewith could not reasonably be expected to result in a Material Adverse Effect.

(g)          Further Assurances. Each Loan Party agrees to execute and/or deliver any additional agreements, documents and instruments, and take such further actions as may be reasonably requested by Lender from time to time to carry out the intent of the Facility Documents.

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Section 5.02         Negative Covenants. So long as any Obligations have not been indefeasibly paid in full:

(a)          Additional Debt. No Loan Party shall, directly or indirectly, create, incur, assume or suffer to exist any Debt, other than Debt created under the Facility Documents.

(b)          Liens. Each Loan Party shall defend the Collateral against all claims and demands of all persons at any time claiming any interest therein adverse to Lender. No Loan Party shall, directly or indirectly, create, incur, assume or suffer to exist any Lien upon any Collateral, whether now owned or hereafter acquired, except Liens created under the Facility Documents.

(c)          Mergers, Etc. Without the prior consent of Lender, no Loan Party shall, directly or indirectly, merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of, whether in one transaction or in a series of transactions, all or substantially all of the property and assets (whether now owned or hereafter acquired) of any Loan Party to any Person.

(d)           Formation of Subsidiaries. No Loan Party shall, directly or indirectly, form, create, organize, incorporate or acquire any Subsidiaries.

(e)          Investments. No Loan Party shall hold any Investments except Investments by Borrower and its Subsidiaries in their respective Subsidiaries outstanding on the date hereof.

(f)          Dispositions. No Loan Party shall make any disposition or enter into any agreement to make any Disposition, except: (i) dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business; (ii) dispositions of inventory in the ordinary course of business; (iii) dispositions of equipment or real property to the extent that the proceeds of such disposition are reasonably promptly applied to the purchase price of such replacement property; and (iv) dispositions of property by any Subsidiary to Borrower or to a wholly-owned Subsidiary of Borrower.

(g)          Transaction with Affiliates. No Loan Party shall enter into any transaction of any kind with any Affiliate of Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to Borrower or such Subsidiary as would be obtainable by Borrower or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate.

(h)          Prepay Debt. No Loan Party shall prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any indebtedness of such Loan Party.

(i)          Status as a Benefit Plan. No Loan Party shall, directly or indirectly, be or become a Benefit Plan.

(j)          Change Name, Status, Tradename. No Loan Party shall, without prior written notice to Lender, change its name, change its corporate status, or use any trade name.

(k)          Sanctions. The proceeds of the Loans shall not be used, directly or indirectly, and Borrower shall not lend, contribute or otherwise make available such proceeds to any Affiliate, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction that at the time of such funding, is the subject of any Sanctions; or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as a Lender or agent or otherwise) of any Sanctions.

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Article VI.
SECURITY INTEREST AND CONTROL

Section 6.01         Granting of Security Interest. Each Loan Party hereby pledges, assigns and grants to Lender, on its behalf and for the benefit of Lender, a first priority security interest in and lien on, and a right of set-off against, the following property and assets, whether now or hereafter existing, owned or acquired by such Loan Party (collectively, the “Collateral”), to secure the payment and the performance of all the Obligations:

(a)          Accounts;

(b)          Chattel Paper;

(c)          Commercial Tort Claims listed on Schedule 6.01 (as such schedule may be amended or supplemented from time to time);

(d)          Deposit Accounts (including, without limitation, each Collateral Account);

(e)          Documents;

(f)          General Intangibles;

(g)          Goods;

(h)          Inventory;

(i)          Equipment;

(j)          Instruments;

(k)          Investment Property;

(l)          Letter-of-Credit Rights and Letters of Credit;

(m)          Supporting Obligations;

(n)          all books, records, writings, databases, information and other property relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to, any of the foregoing in this Section;

(o)          all Accessions to and Proceeds of the foregoing and, to the extent not otherwise included, (i) all payments under insurance (whether or not Lender is the loss payee thereof) and (ii) all tort claims; and

(p)          all other property and rights of every kind and description and interests therein.

Section 6.02         Proceeds. Except as permitted to be distributed to or withdrawn by Borrower pursuant to the terms herein, (a) any property received by Borrower, which shall comprise of such additions, substitutes and replacements for, or proceeds of, the Collateral, shall be held in trust for Lender and shall be delivered immediately to Lender, and (y) any cash proceeds of the Collateral shall be held in trust for Lender and shall be delivered immediately to Lender.

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Section 6.03         Authorization to File Financing Statements. Each Loan Party hereby authorizes Lender to file financing statements or take any other action required to perfect Lender’s security interests in the Collateral, without notice to any Loan Party, with all appropriate jurisdictions to perfect or protect Lender’s interest or rights under the Facility Documents, including a notice that any disposition of the Collateral, except to the extent permitted by the terms of this Agreement, by Borrower, or any other Person, shall be deemed to violate the rights of Lender under the UCC.

Article VII.
EVENTS OF DEFAULT

Section 7.01         Events of Default. If any of the following events (“Events of Default”) shall occur:

(a)          Any Loan Party shall fail to pay when due (i) any of the outstanding principal of Loan, or (ii) accrued interest on the Loan or other amounts or fees owing pursuant to any of the Facility Documents and with respect to clause (ii) only, such failure remains unremedied for three (3) days; or

(b)          Any Loan Party shall fail to provide Lender with the reports required to be delivered under Section 5.01(b) on the date required for such delivery, and such failure shall not be cured within five (5) Business Days; or

(c)          Any Loan Party shall fail to perform or observe any term, covenant, or agreement contained in Section 5.01(a), (c) or (e) or Section 5.02; or

(d)          Any Loan Party shall fail to perform or observe any other term, covenant or agreement in this Agreement or any other Facility Document to which it is a party (not specified in clause (a), (b) or (c) above or any other clause of this Section 7.01) and such failure shall continue for 15 days; or

(e)          any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Loan Party herein, in any other Facility Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading when made or deemed made; or

(f)          (i) any Facility Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder, ceases to be in full force and effect; (ii) any Loan Party or any other Person contests in any manner the validity or enforceability of any Facility Document; or (iii) any Loan Party denies that it has any or further liability or obligation under any Facility Document; or

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(g)          (i) Any Loan Party (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Debt (other than Debt hereunder and Debt under Swap Contracts), or (B) fails to observe or perform any other agreement or condition relating to any such Debt or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Debt or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Debt to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Debt to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which Loan Party, as applicable, is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which such Loan Party is an Affected Party (as so defined); or

(h)          (i) Any Loan Party becomes unable or admits in writing its inability or fails generally to pay its debts as they become due; (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any Loan Party and is not released, vacated or fully bonded within 30 days after its issue or levy; (iii) any Loan Party institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors, or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; (iv) any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of any Loan Party and the appointment continues undischarged or unstayed for thirty (30) calendar days; (v) any proceeding under any Debtor Relief Law relating to any Loan Party or to all or any material part of its property is instituted without the consent of such Loan Party and continues undismissed or unstayed for thirty (30) calendar days, or an order for relief is entered in any such proceeding; or (vi) any Loan Party shall take any action to authorize any of the actions set forth above in this Section 7.01(h); or

(i)          there is entered against any Loan Party (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments or orders) that have, or could reasonably be expected to have a Material Adverse Effect, and (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of ten (10) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; or

(j)          a Change of Control shall occur; or

(k)          a Regulatory Event shall occur; or

(l)          Lender ceases to have a first priority perfected Lien in the Collateral.

then, and in any such event, Lender may declare the Loan, all accrued interest thereon, all fees and all other accrued amounts payable under this Agreement and the other Facility Documents to be forthwith due and payable, whereupon the Loan, all such interest and fees and all such other amounts hereunder and under the Facility Documents shall become and be forthwith due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by Borrower; provided, however, that upon the occurrence of any event in Section 7.01(h),  the Loan, all accrued interest and all accrued other amounts payable, including fees, under this Agreement and under the other Facility Documents shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by Borrower.

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Section 7.02         Voting; Power of Attorney.

(a)          At all times prior to the occurrence of an Event of Default, Borrower shall have the right to exercise all voting rights pertaining to any equity interests held by Borrower; provided that Borrower will not vote such equity interests in any manner that is inconsistent with the terms of any Facility Document or would reasonably be expected to have a material adverse effect on the value thereof or Lender’s interest therein. After the occurrence of an Event of Default, if Lender elects to exercise such right and provides notice of its election to exercise such vote to Borrower, the right to vote any Collateral shall be vested exclusively in Lender. To this end, Borrower hereby irrevocably constitutes and appoints Lender the proxy and attorney-in-fact of Borrower, with full power of substitution, to vote, and to act with respect to, any and all Collateral standing in the name of Borrower or with respect to which Borrower is entitled to vote and act, subject to the understanding that such proxy may not be exercised until after an Event of Default occurs. The proxy herein granted is coupled with an interest, is irrevocable, and shall continue until the Obligations have been paid and performed in full.

(b)          Borrower hereby irrevocably constitutes and appoints Lender and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the name of Borrower or in its own name, to take after the occurrence an Event of Default that has not been waived, any and all action and to execute any and all documents and instruments which Lender at any time and from time to time deems necessary or desirable to accomplish the purposes hereof, including, without limitation, selling any of the Collateral on behalf of Borrower as agent or attorney in fact for Borrower and applying the proceeds received therefrom in accordance with this Agreement; however, nothing in this paragraph shall be construed to obligate Lender to take any action hereunder nor shall Lender be liable to Borrower for failure to take any action hereunder. This appointment shall be deemed a power coupled with an interest, is irrevocable, and shall continue until the Obligations have been paid and performed in full.

Section 7.03         Rights and Remedies; Blocker Sale.

(a)          In the case of an Event of Default other than one referred to in Section 7.01(h), Lender may by notice to Borrower, declare the principal amount then outstanding of, and the accrued interest on, the Loans and all other obligations (including any amounts payable hereunder) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by Borrower; and (2) in the case of the occurrence of an Event of Default referred to in Section 7.01(h), the principal amount then outstanding of, and the accrued interest on, the Loans and all other obligations (including any amounts payable hereunder) shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by Borrower.

(b)          Lender may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral) and also may:

(i)          take possession of any Collateral not already in its possession without demand and without legal process;

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(ii)         require each Loan Party to, and each Loan Party hereby agrees that it will, at its expense and upon request of Lender forthwith, assemble all or part of the Collateral as directed by Lender and make it available to Lender at a place to be designated by Lender that is reasonably convenient to both parties;

(iii)        enter onto the property where any Collateral is located and take possession thereof without demand and without legal process;

(iv)        without notice except as specified below, lease, license, sell or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of Lender’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as Lender may deem commercially reasonable. Each Loan Party agrees that, to the extent notice of sale shall be required by law, at least ten days’ prior notice to such Loan Party of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(c)          All cash proceeds received by Lender in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral shall be applied by Lender in its sole discretion.

(d)          Lender may:

(i)          transfer all or any part of the Collateral into the name of Lender or its nominee, with or without disclosing that such Collateral is subject to the Lien hereunder;

(ii)         notify the parties obligated on any of the Collateral to make payment to Lender of any amount due or to become due thereunder;

(iii)        withdraw, or cause or direct the withdrawal, of all funds with respect to the Collateral Account;

(iv)        enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto;

(v)         endorse any checks, drafts, or other writings in any Loan Party’s name to allow collection of the Collateral;

(vi)        take control of any proceeds of the Collateral; and

(vii)       execute (in the name, place and stead of any Loan Party) endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral.

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Article VIII.
CONTINUING GUARANTY

Section 8.01         Guaranty. Each Guarantor hereby absolutely and unconditionally guarantees, as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all of the Obligations, whether for principal, interest, premiums, fees, indemnities, damages, costs, expenses or otherwise, and whether arising hereunder or under any other Facility Documents (including all renewals, extensions, amendments, refinancings, increases and other modifications thereof and all costs, attorneys’ fees and expenses incurred by Lender in connection with the collection or enforcement thereof). The Lender’s books and records showing the amount of the Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon Guarantors, and conclusive for the purpose of establishing the amount of the Obligations. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or any instrument or agreement evidencing any Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Obligations which might otherwise constitute a defense to the obligations of Guarantors under this Guaranty, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing (other than the defense of payment in full).

Section 8.02         Rights of Lenders. Each Guarantor consents and agrees that Lender may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate, increase or otherwise change the time for payment or the terms of the Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Obligations; (c) apply such security and direct the order or manner of sale thereof as the Lender in its sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Obligations. Without limiting the generality of the foregoing, Guarantors consent to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of Guarantors under this Guaranty or which, but for this provision, might operate as a discharge of Guarantors.

Section 8.03         Certain Waivers. Guarantors waive (a) any defense arising by reason of any disability or other defense of Borrower or any other guarantor (other than the defense of payment in full), or the cessation from any cause whatsoever (including any act or omission of Lender) of the liability of Borrower; (b) any defense based on any claim that Guarantors’ obligations exceed or are more burdensome than those of Borrower; (c) the benefit of any statute of limitations affecting Guarantors’ liability hereunder; (d) any right to proceed against Borrower, proceed against or exhaust any security for the Obligations, or pursue any other remedy in the power of Lender whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by Lender; and (f) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties. Each Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Obligations.

Section 8.04         Obligations Independent. The obligations of each Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Obligations and the obligations of any other guarantor, and a separate action may be brought against each Guarantor to enforce this Guaranty whether or not Borrower or any other person or entity is joined as a party.

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Section 8.05         Subrogation. No Guarantor shall exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments each of them makes under this Guaranty until all of the Obligations and any amounts payable under this Guaranty have been paid and performed in full and the Loans are terminated. If any amounts are paid to Guarantors in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of Lender and shall forthwith be paid to Lender to reduce the amount of the Obligations, whether matured or unmatured.

Section 8.06         Termination; Reinstatement. This Guaranty is a continuing and irrevocable guaranty of all Obligations now or hereafter existing and shall remain in full force and effect until all Obligations and any other amounts payable hereunder are paid in full in cash and the Loans are terminated. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of Borrower or any Guarantor is made, or Lender exercises its right of setoff, in respect of the Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not Lender is in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of each Guarantor under this paragraph shall survive termination of this Agreement.

Section 8.07         Subordination. Each Guarantor hereby subordinates the payment of all obligations and indebtedness of Borrower or any other Guarantor owing to such Guarantor, whether now existing or hereafter arising, including but not limited to any obligation of Borrower to any Guarantor as subrogee of Lender or resulting from any Guarantor’s performance under this Guaranty, to the payment in full in cash of all Obligations. If Lender so requests, any such obligation or indebtedness of Borrower to any Guarantor shall be enforced and performance received by such Guarantor as trustee for Lender and the proceeds thereof shall be paid over to Lender on account of the Obligations, but without reducing or affecting in any manner the liability of any Guarantor under this Guaranty.

Section 8.08         Stay of Acceleration. If acceleration of the time for payment of any of the Obligations is stayed, in connection with any case commenced by or against any Guarantors or Borrower under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by Guarantors immediately upon demand by Lender.

Article IX.
MISCELLANEOUS

Section 9.01         Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Facility Document, and no consent to any departure by Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by Lender and Borrower or the applicable Loan Party, as the case may be, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 9.02         Notices; Effectiveness; Electronic Communications.

(a)          Notices Generally. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

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(i)          if to Borrower or any Loan Party, to it at 6321 Bury Drive, Suite 8, Eden Prairie, MN 55346, Attention: Jeffrey Flannery (Facsimile No. (952) 938-3290; Telephone No. (952) 960-2371; E-Mail: jflannery@titanenergy.com), with a copy to Kathy Scherer (kscherer@titanenergy.com).

(ii)         if to Lender, to it at 400 Kelby Street, 9th Floor, Fort Lee, NJ 07024, Attention of Andrew Minkow (Facsimile No. (212) 867-1325; Telephone No. (212) 588-1070; E-Mail: Andrew@pioneerpowersolutions.com), with a copy to Rick Werner, Haynes and Boone, LLP, 30 Rockefeller Plaza, 26th Floor, New York, NY 10112 (Facsimile No. (212) 884-8233; Telephone No. (212) 867-0700); and.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile or e-mail shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).

(b)          Telephonic Communications. All telephonic notices to and other telephonic communications with Lender may be recorded by Lender, and each of the parties hereto hereby consents to such recording.

Section 9.03         Reserved.

Section 9.04         No Waiver.

(a)          No failure on the part of Lender to exercise, and no delay in exercising, any right hereunder or under any other Facility Document shall operate as a waiver thereof nor shall the single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by Law. No notice to or demand on any Loan Party in any case shall entitle such Loan Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Lender to any other or further action in any circumstances without notice or demand.

Section 9.05         Costs and Expenses; Indemnification; Damage Waiver.

(a)          Costs and Expenses. The Loan Parties shall, jointly and severally, pay (i) all reasonable out-of-pocket expenses incurred by Lender and its Affiliates (including the reasonable fees, charges and disbursements of counsel for Lender) in connection with the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of the Facility Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all out-of-pocket expenses incurred by Lender (including the fees, charges and disbursements of any counsel for Lender), in connection with the enforcement or protection of its rights in connection with this Agreement and the other Facility Documents, including its rights under this Section, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Loan.

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(b)          Indemnification by Borrower. The Loan Parties shall, jointly and severally, indemnify Lender and each Related Party of Lender (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee) incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Loan Party or any Related Party of a Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Facility Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) the Loan or the use or proposed use of the proceeds therefrom, any Indemnitee acting in reliance on any instruction given by Borrower or any Indemnitee failing to follow the unlawful or unreasonable instructions of Borrower, or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by a Loan Party or any other Related Party of a Loan Party, and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by a Loan Party or any Related Party of a Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Facility Document, if such Loan Party or such Related Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c)          Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, no Loan Party shall assert, and each Loan Party hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Facility Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, the Loan or the use of the proceeds thereof. No Indemnitee referred to in clause (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems.

(d)          Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(e)          Survival. The agreements in this Section shall survive the termination of this Agreement and the repayment, satisfaction or discharge of all the other Obligations.

Section 9.06         Payments Set Aside. To the extent that any payment by or on behalf of a Loan Party is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid under any Debtor Relief Law or otherwise, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.

Section 9.07         Assignments and Participations.

(a)          Assignments. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of Lender. Lender may, with prior written consent of Borrower, assign to any person all or a portion of its rights and obligations under this Agreement; provided, however, that no such prior written consent of Borrower shall be required if (i) the assignment is to any Affiliate of Lender or (ii) an Event of Default shall have occurred.

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(b)          Participations. Lender may at any time, without the consent of, or notice to, Borrower, sell participations to any Person (other than a natural Person, Borrower or any of Borrower’s Affiliates) (each, a “Participant”) in all or a portion of Lender’s rights and/or obligations under this Agreement (including all or a portion of the Loan). Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.08, 2.09, and 2.11 to the same extent as if it were Lender.

(c)          Certain Pledges. Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its note, if any) to secure obligations of Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank.

Section 9.08         Governing Law; Submission to Jurisdiction.

(a)          Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York, without giving effect to its conflict of laws provisions.

(b)          Submission to Jurisdiction. Each Loan Party irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the United States District Court of the Southern District of the State of New York, and all appropriate appellate courts or, if jurisdiction in such court is lacking, any New York State court of competent jurisdiction sitting in New York (and all appropriate appellate courts), in any action or proceeding arising out of or relating to this Agreement or any other Facility Document.

(c)          Waiver of Venue. Each Loan Party irrevocably and unconditionally waives, to the fullest extent permitted by applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Facility Document in any court referred to in clause (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)          WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER FACILITY DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER FACILITY DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.08(d).

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Section 9.09         Severability. In case any provision in this Agreement or any other Facility Document shall be held to be invalid, illegal or unenforceable, such provision shall be severable from the rest of this Agreement or such other Facility Document, as the case may be, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 9.10         Counterparts; Integration; Effectiveness; Electronic Execution. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Facility Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page of this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 9.11         Confidentiality. Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to Lender’s Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority), (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies under any Facility Document or any action or proceeding relating to any Facility Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to Borrower or the Obligations, (g) with the consent of Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to Lender, or any of its Affiliates on a nonconfidential basis from a source other than Borrower.

For purposes of this Section, “Information” means all information received from a Loan Party hereof relating to such Loan Party or its business, other than any such information that is available to Lender on a nonconfidential basis prior to disclosure by such Loan Party, provided that, in the case of information received from Loan Party after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 9.11 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 9.12         No Advisory or Fiduciary Relationship. Each Loan Party acknowledges and agrees that: (a)(i) the arranging and other services regarding this Agreement provided by Lender are arm’s-length commercial transactions between such Loan Party and its Affiliates, on the one hand, and Lender and its Affiliates, on the other hand, (ii) each Loan Party has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) each Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Facility Documents; and (b) Lender and its Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their Affiliates, and Lender has no obligations to disclose any of such interests to any Loan Party or any of its Affiliates. To the fullest extent permitted by law, each Loan Party hereby waives and releases any claims that it may have against Lender or its Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

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Section 9.13         Right of Setoff. Upon the occurrence of an Event of Default, Lender and its Affiliates (each, a “Set-off Party”) are hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Loan Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) and any other indebtedness at any time held or owing by a Set-off Party to or for the credit or the account of to such Loan Party against and on account of the obligations and liabilities of to such Loan Party to the Set-off Party under this Agreement or under any of the other Facility Documents, including, but not limited to, all claims of any nature or description arising out of or connected with this Agreement or any other Facility Document, irrespective of whether or not the relevant Set-off Party shall have made any demand hereunder and although said obligations, liabilities or claims, or any of them, shall be contingent or unmatured. The parties agree that each of the Collateral Account is a general and not special account. The rights of each Set-off Party under this Section 9.13 are in addition to other rights and remedies (including other rights of setoff) that Lender or its Affiliates may have. Lender agrees to notify to the applicable Loan Party promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 9.14         Judgment Currency. If a judgment, order or award is rendered by any court or tribunal for the payment of any amounts owing to Lender under any Facility Document, such judgment, order or award being expressed in a currency (the “Judgment Currency”) other than Dollars, each Loan Party agrees (a) that its obligations in respect of any such amounts owing shall be discharged only to the extent that on the Business Day following Lender’s receipt of any sum adjudged in the Judgment Currency, Lender may purchase Dollars with the Judgment Currency, and (b) to indemnify and hold harmless Lender against any deficiency in terms of Dollars in the amounts actually received by Lender following any such purchase (after deduction of any premiums and costs of exchange payable in connection with the purchase of, or conversion into, Dollars). The indemnity set forth in the preceding sentence shall survive the termination of this Agreement.

Section 9.15         USA PATRIOT Act Notice. Lender notifies to each Loan Party that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies to each Loan Party, which information includes the name and address of such Loan Party and other information that will allow Lender to identify such Loan Party in accordance with the Act. Each Loan Party agrees to promptly provide Lender with all of the information requested by such Person to the extent such Person deems such information reasonably necessary to identify such Loan Party in accordance with the Act.

Section 9.16         Entire Agreement. THIS AGREEMENT AND THE OTHER FACILITY DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[END OF TEXT]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers or representatives thereunto duly authorized, as of the date first above written.

BORROWER:

TITAN ENERGY WORLDWIDE, INC.,
as Borrower

By:	/s/ Jeffrey Flannery

Name:	Jeffrey Flannery

Title:	CEO

GUARANTORS:

TITAN ENERGY SYSTEMS NORTHEAST, INC.

By:	/s/ Jeffrey Flannery

Name:	Jeffrey Flannery

Title:	CEO/ President

STELLAR ENERGY SERVICES, INC.

By:	/s/ Jeffrey Flannery

Name:	Jeffrey Flannery

Title:	President

GROVE POWER, INC.

By:	/s/ Jeffrey Flannery

Name:	Jeffrey Flannery

Title:	President

[Additional signature pages follow]

PTES ACQUISITION CORP.,
as Lender

By	/s/ Andrew Minkow

Name:	Andrew Minkow

Title:	Chief Financial Officer

Exhibit A

Loans and Payments Schedule

Date of Loan	Amount of Loan	Amount of Principal Paid	Unpaid Principal Amount of Loan	Name of Person Making the Notation
December 2, 2014	$2,900,000.00